UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	February 28, 2007
Date of Earliest Event Reported:	February 22, 2007

BOISE CASCADE HOLDINGS, L.L.C.

(Exact name of registrant as specified in its charter)

Delaware	333-122770	20-1478587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 West Jefferson Street

P.O. Box 50

Boise, Idaho 83728

(Address of principal executive offices) (Zip Code)

(208) 384-6161

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     Compensatory Arrangements of Certain Officers.

Approval of Increase in Annual Base Salaries of Certain Named Executive Officers

On February 22, 2007, the compensation committee of our board of directors approved increases in the annual base salaries of three of our named executive officers as set forth below.  These increases are effective April 1, 2007. The compensation committee did not take action with respect to the annual base salaries of our two remaining named executive officers, W. Thomas Stephens, our chairman of the board and chief executive officer, and Alexander Toeldte, executive vice president of our Paper and Packaging & Newsprint business segments.

Name and Principal Position	Current Annual Base Salary	New Annual Base Salary

Thomas E. Carlile Senior Vice President and Chief Financial Officer	$425,000	$460,000

Stanley R. Bell Senior Vice President, Building Materials Distribution	370,000	380,000

Thomas A. Lovlien Senior Vice President, Wood Products	350,000	380,000

Approval of 2006 Incentive Awards to Named Executive Officers

On February 22, 2007, the compensation committee of our board of directors approved 2006 incentive awards to each of our named executive officers pursuant to our Incentive and Performance Plan (the “Plan”).  The 2006 incentive awards were based on the attainment of annual financial goals at corporate and business unit levels and for achieving individual annual performance objectives.  These awards were calculated as a percentage of base salary, based on the extent to which the financial goals and performance objectives were met during the year.  The 2006 incentive awards and specific financial goals and performance objectives used to calculate these awards are set forth below.

Name	2006 Discretionary Bonus (1)	2006 Incentive Award	2006 Financial Goals and Performance Objectives

W. Thomas Stephens	$—	$560,000	100% corporate incentive cash flow Less 10% safety adjustment if corporate recorded incident rate (RIR) not met

Thomas E. Carlile	—	240,000	100% corporate incentive cash flow Less 10% safety adjustment if corporate RIR not met

Alexander Toeldte	—	410,000	25% corporate incentive cash flow 32.5% Paper cash flow 19.5% Packaging & Newsprint cash flow 13% Central Texas Corrugated EBITDA and volume 10% safety based on corporate RIR

Stanley R. Bell	—	286,528	20% corporate incentive cash flow 40% division Pre-Tax Return on Net Working Capital (PRONWC) 40% division EBITDA Less 10% safety adjustment if corporate RIR not met

Thomas A. Lovlien	69,910	90,090	20% corporate incentive cash flow Less 10% safety adjustment if corporate RIR not met 80% division cash flow Less 10% safety adjustment if division RIR not met

(1)

The amount reported represents a discretionary bonus to Mr. Lovlien for his exemplary work in exploring strategic alternatives for the Wood Products business and support on intracompany log supply issues.

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Plan.  For more information about the Plan, please refer to Exhibit 10.26 of the company’s annual report on Form 10-K for the year ended December 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE HOLDINGS, L.L.C.

By	/s/ Karen E. Gowland
Karen E. Gowland Vice President, General Counsel and Corporate Secretary

Date:  February 28, 2007